Exhibit 99.1

CV Sciences, Inc. Reports First Quarter 2020 Financial Results

San Diego, CA - May 8, 2020 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the quarter ended March 31, 2020.

First Quarter 2020 and Recent Operating Highlights

•	Revenue of $8.3 million for the first quarter of 2020;

•	E-commerce sales to 24% of total net revenue, up from 15% for the first quarter of 2019;

•	Launched updated +PlusCBD™ Oil website in January 2020 to enhance customer experience and drive increased e-commerce sales;

•	Gross margin of 48.5% for the first quarter of 2020;

•	Maintained strong total cash balance of $7.6 million at quarter end with no debt; and

•	Received notice of allowance from USPTO for proprietary CBD and nicotine formulation for treatment of smokeless tobacco addiction.

“We are pleased to have exceeded the high end of our first quarter revenue guidance while navigating both ongoing industry challenges and the COVID-19 pandemic. Over the past months, we have taken quick action to right-size our operations for the near-term industry outlook and to adapt our operations for the ever-changing operating environment created by the current global health crisis. Our production and distribution facilities continue to operate without interruption and our entire team of dedicated employees has risen to the challenge to ensure that we continue to deliver the highest quality hemp-derived CBD products on the market,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “We remain confident in the long-term outlook for high quality CBD products as we adapt to a challenging industry environment and the disruptions associated with COVID-19. Our enhanced focus on e-commerce has helped to mitigate the impact from a challenging retail environment and our plans for broadening our product line and vertical categories remain on track for 2020. We have right-sized our organization for the current industry environment and have taken swift cost reduction actions over the past few months. We have also taken the necessary actions to ensure we are prepared for additional industry or macroeconomic challenges. We have a significant amount of incremental opportunities to expand distribution, enter new categories and broaden our brand recognition. We have also worked to put in place the financial resources to navigate the near-term challenges of COVID-19 and the short-term challenges affecting the broader CBD market, and remain well positioned as a leading brand in the hemp-derived CBD market. We have the infrastructure in place to support significant growth and the science and compliance capabilities to thrive in the evolving CBD market.”
Dowling continued, “Our drug development business also achieved a key milestone this quarter, receiving a Notice of Allowance from the USPTO for our patent covering methods of treating smokeless tobacco addiction by administering pharmaceutical formulations containing CBD and nicotine. Our proprietary technology and intellectual property, the first-of-its-kind treatment for smokeless tobacco addiction, provides us with significant value and opportunities to commercialize a novel CBD-based pharmaceutical drug addressing a significant unmet medical need.  The worldwide smokeless tobacco addiction treatment market is estimated at greater than $2 billion and provides another important long-term growth channel for our company, in addition to our consumer product segment.”

Operating Results - First Quarter 2020 Compared to First Quarter 2019
Sales for the first quarter of 2020 were $8.3 million, a decrease of 45% from $14.9 million in the first quarter of 2019. First quarter sales were impacted by increased market competition in the natural product category, the continued impact on retail customers as a result of the uncertain regulatory environment for CBD, and the impact from the current COVID-19 pandemic. The Company's retail store count increased to 5,799 stores nationwide as of March 31, 2020, up from 3,308 stores as of March 31, 2019.

The Company recognized an operating loss of $5.3 million in the first quarter of 2020, compared to an operating loss of $9.4 million in the prior year.

The Company had negative adjusted EBITDA for the first quarter of 2020 of $3.9 million, compared to adjusted EBITDA of$1.7 million for the first quarter of 2019.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 8:30 am EDT/5:30 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at http://public.viavid.com/index.php?id=139612. Investors interested in participating in the live call can also dial (855) 327-6838 from the U.S., or international callers can dial (604) 235-2082. A telephone replay will be available approximately two hours after the call concludes, and will be available through Friday, May 15, 2020, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 10009493.

About CV Sciences, Inc.
CV Sciences, Inc. (CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing CBD. The Company’s PlusCBD™ Oil products are sold at more than 5,700 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD in the natural product retail market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences’ state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s hemp extracts are processed, produced, and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards. With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information

Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind

646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months ended March 31,
	2020	2019
Product sales, net	$8,270	$14,911
Cost of goods sold	4,262	4,352
Gross Profit	4,008	10,559

Operating expenses:
Research and development	1,509	1,342
Selling, general and administrative	7,819	18,595
	9,328	19,937

Operating Loss	(5,320)	(9,378)

Interest (income) expense, net	(10)	6
Loss before income taxes	(5,310)	(9,384)
Income tax benefit	(158)	—
Net Loss	$(5,152)	$(9,384)

Weighted average common shares outstanding, basis and diluted	99,678	95,168
Net loss per common share, basic and diluted	$(0.05)	$(0.10)

CV SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$7,097	$9,107
Restricted cash	501	501
Accounts receivable, net	1,607	2,177
Inventory	8,955	9,971
Prepaid expenses and other	9,031	10,611
Total current assets	27,191	32,367

Property & equipment, net	3,821	3,615
Operating lease assets	8,422	8,709
Intangibles, net	3,757	3,766
Goodwill	2,788	2,788
Other assets	1,543	1,442
Total assets	$47,522	$52,687

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$718	$1,617
Accrued expenses	10,976	10,856
Operating lease liability - current	819	723
Total current liabilities	12,513	13,196

Operating lease liability	9,161	9,517
Deferred tax liability	263	421
Other liabilities	171	406
Total liabilities	22,108	23,540

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 99,852 and 99,416 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	10	10
Additional paid-in capital	72,193	70,774
Accumulated deficit	(46,789)	(41,637)
Total stockholders' equity	25,414	29,147

Total liabilities and stockholders' equity	$47,522	$52,687

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in thousands)

	Three Months ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(5,152)	$(9,384)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	185	177
Stock-based compensation	1,258	2,091
Stock-based compensation associated with founders employment settlement	—	7,857
Bad debt expense	—	25
Inventory write down	46	—
Deferred taxes	(158)	—
Non-cash lease expense	287	124
Other	98	—
Change in operating assets and liabilities:
Accounts receivable	570	(456)
Inventory	970	(121)
Prepaid expenses and other	1,479	(551)
Accounts payable and accrued expenses	(1,274)	999
Net cash provided by (used in) operating activities	(1,691)	761

INVESTING ACTIVITIES
Purchase of property and equipment	(480)	(54)
Net cash flows used in investing activities	(480)	(54)

FINANCING ACTIVITIES
Repayment of unsecured debt	—	(201)
Proceeds from exercise of stock options	161	197
Net cash flows provided by (used in) financing activities	161	(4)

Net increase (decrease) in cash, cash equivalents and restricted cash	(2,010)	703
Cash, cash equivalents and restricted cash, beginning of period	9,608	12,935
Cash, cash equivalents and restricted cash, end of period	$7,598	$13,638

Supplemental cash flow disclosures:
Interest paid	$—	$6
Income taxes paid	$18	$4
Supplemental disclosure of non-cash transactions:
Purchase of property and equipment in accounts payable and accrued expenses	$76	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense (benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net income (loss) for the three months ended March 31, 2020 and 2019 is detailed below:

	Three Months ended March 31,
	2020	2019
	(in thousands, except per share data)
Net loss - GAAP	$(5,152)	$(9,384)
Stock-based compensation (1)	1,258	2,091
Stock-based compensation associated with founders employment settlements (2)	—	7,857
Payroll expense associated with founders employment settlements (3)	—	934
Net income (loss) - non-GAAP	$(3,894)	$1,498

Diluted EPS - GAAP	$(0.05)	$(0.10)
Stock-based compensation (1)	0.01	0.02
Stock-based compensation associated with founders employment settlements (2)	—	0.08
Payroll expense associated with founders employment settlements (3)	—	0.01
Diluted EPS - non-GAAP	$(0.04)	$0.01

Shares used to calculate diluted EPS - GAAP	99,678	95,168
Shares used to calculate diluted EPS - non-GAAP	99,678	115,581
_____________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)
Represents stock-based compensation expense related to accelerated vesting of RSU's, accelerated vesting of certain performance options and the modification of certain stock options associated with the settlement agreements with our founders.

(3)	Represents accrued payroll and related benefits associated with the separation of our founders.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2020 and 2019 is detailed below:

	Three Months ended March 31, 2020			Three Months ended March 31, 2019
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net loss	$(3,939)	$(1,213)	$(5,152)	$(8,731)	$(653)	$(9,384)
Depreciation	176	—	176	168	—	168
Amortization	—	9	9	—	9	9
Interest expense (income)	(10)	—	(10)	6	—	6
Income tax benefit	(158)	—	(158)	—	—	—
EBITDA	(3,931)	(1,204)	(5,135)	(8,557)	(644)	(9,201)
Stock-based compensation (1)	1,258	—	1,258	2,091	—	2,091
Stock-based compensation associated with founder employment settlements (2)	—	—	—	7,857	—	7,857
Payroll expense associated with founder employment settlements (3)	—	—	—	934	—	934
Adjusted EBITDA	$(2,673)	$(1,204)	$(3,877)	$2,325	$(644)	$1,681
_________________

(1)
Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)
Represents stock-based compensation expense related to accelerated vesting of RSU's, accelerated vested of certain performance stock options, and the modification of certain stock options associated with the settlement agreements with our founders.

(3)	Represents accrued payroll and related benefits associated with the separation of our founders.